Attorney Docket No. THC-002

Exhibit 10.1

ASSIGNMENT OF APPLICATION

WHEREAS, Sadia "Ross" Barrameda, hereinafter referred to as the ASSIGNOR, has invented certain Improvements relating to METHODS OF PRODUCING ANTIBODY-RICH CANNABIS AND HONEYSUCKLE PLANTS, said improvements being described and/or claimed in the following patent application(s):

U.S. Patent Application No. 14/564,672, filed with the USPTO on December 9, 2014; and

PCT Application No. PCT/US15/18820, filed with the USPTO receiving office on March 4, 2015;

AND WHEREAS, THC Farmaceuticals, Inc., whose address is 5635 N. Scottsdale Road, Scottsdale, AZ, 85250, hereinafter referred to as the ASSIGNEE, is desirous of acquiring the entire right, title and interest in and to said invention(s) and application(s), including any and all divisions and continuations thereof, any national entry filings from the PCT application, including any continuations and divisions thereof, and any and all Letters Patent which may be granted on any of the foregoing, including any and all renewals, reissues, and prolongations thereof;

NOW, THIS WITNESSETH that for and in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt whereof is hereby acknowledged, said ASSIGNOR hereby assigns, sells, and transfers to said ASSIGNEE and ASSIGNEE's assigns and legal representatives, the entire and exclusive right, title, and interest in and to said invention(s) and application(s), including any and all divisions and continuations thereof, and any and all Letters Patent which may be granted therefor, including any and all renewals, reissues, and prolongations thereof, said ASSIGNEE and ASSIGNEE's assigns and legal representatives to have, hold, exercise, and enjoy the said invention(s) and application(s), including any and all divisions and continuations thereof, and any and all Letters Patent which may be granted therefor, including any and all renewals, reissues, and prolongations thereof, with all the rights, powers, privileges, and advantages in anywise arising from or appertaining thereto, for and during the term or terms of any and all such Letters Patent when granted, including any and all renewals, reissues, and prolongations thereof, for the use and benefit of said ASSIGNEE and ASSIGNEE's assigns and legal representatives, in as ample and beneficial a manner to all intents and purposes as said ASSIGNOR might or could have held and enjoyed the same, if this assignment had not been made;

AND said ASSIGNOR hereby agrees to execute all papers that may be necessary to file applications in the United States and foreign countries for said invention(s) and to assign the same to said ASSIGNEE, or any assignee acquiring title to said invention(s), and to execute any other papers that may be needed in connection with filing said application(s) and securing Letters Patent thereon;

AND said ASSIGNOR authorizes and requests the Director of the Patent and Trademark Office to issue Letters Patent on said application(s), and on any and all divisions and continuations thereof, to said ASSIGNEE, ASSIGNEE's assigns and legal representatives, in accordance herewith.

Attorney Docket No. THC-002

Assignment

IN TESTIMONY WHEREOF, this assignment is executed by said ASSIGNOR the day and year set forth below.

SADIA BARRAMEDA	03/12/15
Sadia "Ross" Barrameda	Date